Exhibit 23(a)


                   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Southwestern Electric Power Company on Form S-3 of our reports dated
February 26, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP

Columbus, Ohio
May 8, 2002